  EXHIBIT 99.1

SOBRsafe Adds Corporate Strategist and Governance Veteran Kris Pederson to Board of Directors

Appointed Dr. Benjamin Sanchez as a Scientific Advisor

DENVER, May 13, 2025 – SOBR Safe, Inc. (Nasdaq: SOBR) (“SOBRsafe” or the “Company”), the leader in next-generation alcohol detection technology, has appointed Kris Pederson to its Board of Directors (the “Board”), effective May 1, 2025. Ms. Pederson will also serve as chairperson of the Company’s Nominating and Corporate Governance Committee.

Kris Pederson is a nationally recognized corporate director bringing 30 years of management consulting, auditing, financial analysis and corporate board experience. In her tenure as a former partner at the leading global professional services firm, EY, she led the firm’s Center for Board Matters and prior, the EY Americas Strategy Consulting practice, focusing on strategy definition, digital transformation, risk management, mergers and acquisitions governance, and board performance. She also spearheaded strategic transformation practices and several global management consulting practices as a Vice President and Partner at IBM (NYSE: IBM), a leading provider of global hybrid cloud and AI, and consulting expertise. And before that, served as a strategy partner at PriceWaterhouseCoopers, another of the Big 4 professional services firms, similar to EY.

Ms. Pederson has been recognized by the National Association of Corporate Directors as a leading governance professional and was honored with Consulting Magazine’s Lifetime Achievement Award and included among their Top 25 Consultants. She holds a BA from UCLA and an MBA from Harvard Business School.

“Kris’ appointment brings a valuable combination of governance, strategic consulting, and operational leadership to our Board of Directors,” said SOBRsafe Chairman and CEO David Gandini. “Her insights into digital innovation and strategic execution will be a critical asset as we continue to scale and refine the SOBRsafe brand, positioning us for long-term sustainable growth.”

“SOBRsafe’s technology is addressing the pressing need for preventative safety solutions in today’s workplaces and communities,” said Kris Pederson. “The Company’s proactive approach to accountability and prevention aligns with where governance and technology must intersect today, and I look forward to helping guide SOBRsafe’s continued evolution and impact.”

In addition to joining the SOBRsafe Board, Kris currently serves on the NASDAQ Governance Advisory Council, the National Association of Corporate Directors (NACD) Colorado, the NFL Alumni Association, and the Harvard Business School Alumni Board. She previously served on the Boards of Great Western Bank, now First Interstate Bank, Windward Reports; now Apryse; and the Association of Mechanical Engineers (ASME).

The Company also appointed Dr. Benjamin Sanchez in February 2025 as a Scientific Advisor. Dr. Sanchez will help accelerate non-dilutive federal funding and licensing as well as bolster relationships with clinical research organizations seeking alcohol detection testing. Currently Dr. Sanchez serves as an Associate Professor at the University of Illinois Chicago in the Electrical and Computer Engineering as well as Biomedical Engineering departments. Dr. Sanchez received a dual BS in Telecommunication and Electronic Engineering, and his MS and PhD in Electronic Engineering from Universitat Politecnica de Catalunya (UPC), Barcelona, Spain.

“Dr. Sanchez is another strategic asset to our team bringing expertise across wearable bioimpedance technologies, physiological signal processing, and digital health systems” continued SOBRsafe Chairman and CEO David Gandini. “With years of research in biomedical engineering, Benjamin will accelerate the evolution of our alcohol detection platform, while also helping us build critical partnerships across clinical research and federal collaboration.”

For more details, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on May 13, 2025, which can also be found in the Investor Relations of the Company’s website.

About SOBRsafe™

Through next-generation alcohol detection technology, we enable trust and empower recovery ... with a human touch. SOBRsafe's advanced transdermal (touch-based) technology detects and reports in real-time the presence of alcohol as emitted through a user's skin - no breath, blood, or urine samples are required. With a powerful backend data platform, SOBRsafe provides passive, dignified screening and monitoring solutions for the behavioral health, family law and consumer markets, and for licensing and integration. To learn more, visit www.sobrsafe.com.

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Company Contact:

IR@sobrsafe.com

Investor Relations Contact:

Scott Liolios or Taylor Stadeli

Gateway Group

949-574-3860

SOBR@gateway-grp.com

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